Exhibit 10.40
AMENDMENT NUMBER 1
TO THE
TOLL BROS., INC.
NONQUALIFIED DEFERED COMPENSATION PLAN
WHEREAS, the Toll Bros., Inc. Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan” or the “Plan”) was originally established effective as of November 5, 2001 and was amended and restated effective as of November 1, 2008, by Toll Bros., Inc. (“Toll Brothers”) to be in compliance with Section 409A of the Internal Revenue Code (the “Code”); and
WHEREAS, Section 6.6 of the Plan provides that, consistent with Section 409A(a)(2)(B)(i) of the Code and Treasury Regulations Section 1.409A-1(c)(3), payments to certain “Specified Employees” must be delayed for a period of six months following a “Separation from Service” as defined under Treasury Regulation Section 1.409A-1(h); and
WHEREAS, Section 409A(a)(2)(B)(i) of the Code and Treasury Regulations Section 1.409A-1(c)(3)(v) provides an exception to the six month delay in payment in rule for Specified Employees in the event of death; and
WHEREAS, Section 9.1 of the Plan provides that the Board of Directors of Toll Brothers has the right to amend the Plan; and
WHEREAS, Treasury Regulation Section 1.409A-3(j)(2) provides that a plan subject to Section 409A of the Code may be amended to include death as a permissible payment event without violating the Section 409A of the Code prohibition on accelerated benefits; and
WHEREAS, Toll Brothers wishes to amend the Plan to add the death exception to the six month delay in payment rule for Specified Employees effective as of the date of execution of this Amendment.
NOW, THEREFORE, effective as of the date of execution of this Amendment, the Plan shall be amended as follows:
1.
Six Month Delay in Payment For Specified Employees. Section 6.6 of the Plan provides for a six month delay in payment for Specified Employees, as defined in Section 409A(a)(2)(B)(i) and Treasury Regulations Section 1.409A-1(i). Notwithstanding any provisions therein to the contrary, as permitted under Section 409A(a)(2)(B)(i) of the Code and Treasury Regulations Section 1.409A-1(c)(3)(v), the six month delay in payment rule shall not apply in the event of a death of a Specified Employee.

2.
Specified Employee Determination Date. The Plan does not define a Specified Employee Designation Date. Accordingly, in accordance with Treasury Regulation Section 1.409A-1(i)(3), the Specified Employee Determination Date is December 31 of each Plan Year. This Amendment Number 1 to the Plan clarifies that Toll Brothers acknowledges December 31 is the Specified Employee Determination Date under the Plan.

3.	Date of Death. The provisions of this Amendment shall apply regardless of the date of death of any Specified Employee.
This Amendment Number 1 to the Toll Bros., Inc. Nonqualified Deferred Compensation Plan is executed this 1st day of November, 2010.

TOLL BROS., INC.

BY:	/s/ Robert I. Toll